Contacts:

Jennifer Chelune

Investor Relations Manager

(734) 997-4910

jennifer.chelune@proquest.com

PROQUEST CLOSES ON PREVIOUSLY ANNOUNCED SALE OF

ITS INFORMATION AND LEARNING SEGMENT TO

CAMBRIDGE INFORMATION GROUP

ANN ARBOR, Mich., February 12, 2007 – ProQuest Company (NYSE: PQE) today reported that it has closed on its previously announced transaction with Cambridge Information Group (CIG), under which CIG has acquired its ProQuest Information and Learning segment for approximately $222 million. CIG will combine its Bethesda, Maryland-based CSA subsidiary with Ann Arbor, Michigan-based ProQuest Information and Learning to create a new, privately held independent company, ProQuest-CSA LLC.

About ProQuest Company

ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of K-12 education solutions. We provide products and services to our customers through our ProQuest Education business segment, comprised of three product lines – Voyager Expanded Learning, Learning Page and ExploreLearning. Voyager is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States. The family of Learning Page websites – Reading A-Z, Raz-Kids, Vocabulary A-Z, Reading-Tutor, Writing A-Z and Learning Page – includes more than 1,650 downloadable books (including English, Spanish and French versions) and thousands of teaching and learning materials. ExploreLearning offers a catalog of modular, interactive simulations in math and science called Gizmos, for teachers and students in grades 6-12. Gizmos are fun for students, easy to use, and flexible enough to support many different teaching styles and contexts. They are designed as supplemental curriculum materials that support state and national curriculum standards.

About ProQuest Information and Learning

ProQuest Information and Learning is a world leader in collecting, organizing, and publishing information for researchers, faculty and students in libraries and schools. It is widely known for its strength in business and economics, general reference, genealogy, humanities, social sciences and STM content. The company develops premium databases comprising periodicals, newspapers, dissertations, out-of-print books, and other scholarly information from more than 9,000 publishers worldwide. Users access the information through the ProQuest® Web-based online information system, Chadwyck-Healey® electronic and microform resources, UMI® microform and print reference products, eLibrary® and SIRS® educational resources, and Serials Solutions e-resource access and management solutions. ProQuest® Smart Search was named "Best Specialist Search Product" by the International Information Industry Awards in late 2005. For more information about ProQuest Information and Learning, visit www.il.proquest.com.

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ProQuest Closes on Sale of Its Information and Learning Segment to Cambridge Information Group, Page 2 of 2

About Cambridge Information Group

Cambridge Information Group (CIG) is a privately owned group of information services companies and educational institutions located around the world. CIG's operating companies include: ProQuest-CSA, R.R. Bowker, RefWorks and the Sotheby's Institute of Art. CIG is also the largest shareholder of Navtech, Inc. (Nasdaq: NAVH.OB).

About CSA

CSA has been an innovator and leader in publishing and distributing quality abstracts and indexes for more than 30 years. A worldwide information company, CSA's products serve as a guide to researchers, faculty, librarians and students enabling discovery and aiding the identification, management and organization of quality information. CSA specializes in publishing and distributing, in print and electronically, more than 100 bibliographic and full-text databases and journals in four primary editorial areas: natural sciences, social sciences, arts & humanities and technology. CSA is headquartered in Bethesda, Maryland and has offices throughout the U.S., Canada, Latin America, Australia, Hong Kong, Japan, Europe and the United Kingdom. Researchers in more than 4,000 institutions worldwide use CSA information resources and CSA's print journals are used in more than 80 countries. For more information about CSA, visit www.csa.com.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to the company’s ability to successfully conclude the review of its financial results, the discovery of additional restatement items, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, the company’s ability to favorably manage costs and expenses associated with its ongoing litigation and SEC investigation, decreased educational funding/budgets, the ability to successfully close and integrate other acquisitions, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business including K-12, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The company undertakes no obligation to update any of these statements.

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